UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
MetLife, Inc.
(Exact name of registrant as specified in its charter)

Delaware	13–4075851
(State of incorporation	(IRS Employer
or organization)	Identification No.)

200 Park Avenue
New York, New York	10166-0188
(Address of principal executive	(Zip Code)
offices)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

40,000,000 Common Equity Units	New York Stock Exchange
     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
     Securities Act registration statement file number to which this form relates: Not Applicable.
     Securities to be registered pursuant to Section 12(g) of the Act: None
None

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.
     The class of securities to be registered is 40,000,000 Common Equity Units of MetLife, Inc.
     For a description of the securities to be registered hereunder, reference is made to the Prospectus dated November 30, 2010 (Registration No. 333-170876), as supplemented by the related Prospectus Supplement, dated March 1, 2011, both of which are incorporated herein by reference and made part of this Registration Statement.
Item 2. Exhibits.
     3.1 Amended and Restated Certificate of Incorporation of MetLife, Inc., incorporated by reference to Exhibit 3.1 to MetLife, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.
     3.2 Amended and Restated By-Laws, effective January 26, 2010 of MetLife, Inc. incorporated by reference to Exhibit 3.6 to MetLife, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.
     4.1 Stock Purchase Contract Agreement dated November 1, 2010 among MetLife, Inc. and Deutsche Bank Trust Company Americas, as Stock Purchase Contract Agent, incorporated by reference to Exhibit 4.2 to MetLife, Inc.’s Current Report on Form 8-K dated November 2, 2010.
     4.2 Form of Normal Common Equity Unit Certificate (included in Exhibit 4.1).
     4.3 Form of Stripped Common Equity Unit Certificate (included in Exhibit 4.1).
     4.4 Pledge Agreement dated as of November 1, 2010 among MetLife, Inc. and Deutsche Bank Trust Company Americas, as Collateral Agent, Custodial Agent, Securities Intermediary and Stock Purchase Contract Agent, incorporated by reference to Exhibit 4.4 to MetLife, Inc.’s Current Report on Form 8-K dated November 2, 2010.
     4.5 Indenture dated November 9, 2001 between MetLife, Inc. and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to J.P. Morgan Trust Company National Association (as successor to Bank One Trust Company, N.A.)), as Trustee (the “Trustee”), relating to Senior Debt Securities (the “Senior Indenture”), incorporated by reference to Exhibit 4.1(a) to MetLife, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005.
     4.6 Twentieth Supplemental Indenture dated as of November 1, 2010 between MetLife, Inc. and the Trustee, supplementing the Senior Indenture, incorporated by reference to Exhibit 4.5 to MetLife, Inc.’s Current Report on Form 8-K dated November 2, 2010.
     4.7 Form of Series C Debenture (included in Exhibit 4.6).
     4.8 Twenty-First Supplemental Indenture dated as of November 1, 2010 between MetLife, Inc. and the Trustee, supplementing the Senior Indenture, incorporated by reference to Exhibit 4.6 to MetLife, Inc.’s Current Report on Form 8-K dated November 2, 2010.
     4.9 Form of Series D Debenture (included in Exhibit 4.8).
     4.10 Twenty-Second Supplemental Indenture dated as of November 1, 2010 between MetLife, Inc. and the Trustee, supplementing the Senior Indenture, incorporated by reference to Exhibit 4.7 to MetLife, Inc.’s Current Report on Form 8-K dated November 2, 2010.
     4.11 Form of Series E Debenture (included in Exhibit 4.10).

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

METLIFE, INC.

By: Name:	/s/ Steven J. Goulart Steven J. Goulart
Title:	Senior Vice President and Treasurer
     Dated: March 3, 2011

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of MetLife, Inc., incorporated by reference to Exhibit 3.1 to MetLife, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

3.2	Amended and Restated By-Laws, effective January 26, 2010 of MetLife, Inc. incorporated by reference to Exhibit 3.6 to MetLife, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

4.1	Stock Purchase Contract Agreement dated November 1, 2010 among MetLife, Inc. and Deutsche Bank Trust Company Americas, as Stock Purchase Contract Agent, incorporated by reference to Exhibit 4.2 to MetLife, Inc.’s Current Report on Form 8-K dated November 2, 2010.

4.2	Form of Normal Common Equity Unit Certificate (included in Exhibit 4.1).

4.3	Form of Stripped Common Equity Unit Certificate (included in Exhibit 4.1).

4.4	Pledge Agreement dated as of November 1, 2010 among MetLife, Inc. and Deutsche Bank Trust Company Americas, as Collateral Agent, Custodial Agent, Securities Intermediary and Stock Purchase Contract Agent, incorporated by reference to Exhibit 4.4 to MetLife, Inc.’s Current Report on Form 8-K dated November 2, 2010.

4.5	Indenture dated November 9, 2001 between MetLife, Inc. and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to J.P. Morgan Trust Company National Association (as successor to Bank One Trust Company, N.A.)), as Trustee (the “Trustee”), relating to Senior Debt Securities (the “Senior Indenture”), incorporated by reference to Exhibit 4.1(a) to MetLife, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005.

4.6	Twentieth Supplemental Indenture dated as of November 1, 2010 between MetLife, Inc. and the Trustee, supplementing the Senior Indenture, incorporated by reference to Exhibit 4.5 to MetLife, Inc.’s Current Report on Form 8-K dated November 2, 2010.

4.7	Form of Series C Debenture (included in Exhibit 4.6).

4.8	Twenty-First Supplemental Indenture dated as of November 1, 2010 between MetLife, Inc. and the Trustee, supplementing the Senior Indenture, incorporated by reference to Exhibit 4.6 to MetLife, Inc.’s Current Report on Form 8-K dated November 2, 2010.

4.9	Form of Series D Debenture (included in Exhibit 4.8).

4.10	Twenty-Second Supplemental Indenture dated as of November 1, 2010 between MetLife, Inc. and the Trustee, supplementing the Senior Indenture, incorporated by reference to Exhibit 4.7 to MetLife, Inc.’s Current Report on Form 8-K dated November 2, 2010.

4.11	Form of Series E Debenture (included in Exhibit 4.10).